SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Consent Solicitation Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Xerox Corporation

(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL L.P.

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

JONATHAN CHRISTODORO

KEITH COZZA

JAFFREY (JAY) A. FIRESTONE

RANDOLPH C. READ

DARWIN DEASON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 20, 2018, Darwin Deason filed Amendment No. 4 to his Schedule 13D relating to Xerox Corporation, a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES FROM THE SHAREHOLDERS OF XEROX CORPORATION IN CONNECTION WITH THE PROPOSED TRANSACTIONS BETWEEN XEROX CORPORATION AND FUJIFILM HOLDINGS CORPORATION (THE “TRANSACTION”) AND/OR FOR USE AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS OF XEROX CORPORATION (THE “ANNUAL MEETING”) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY RELATED TO THE TRANSACTION AND/OR THE ANNUAL MEETING WILL BE MAILED TO SHAREHOLDERS OF XEROX CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 2018 (THE “SCHEDULE 14A”). EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN XEROX CORPORATION OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $1.00 PAR VALUE, OF XEROX CORPORATION.